Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Southcoast Financial Corporation

     We consent to the incorporation by reference into the Registration Statements on Form S-8 filed by Southcoast Financial Corporation in connection with the Southcoast Financial Corporation 2005 Employee Stock Purchase Plan (No. 333-128197) and the Southcoast Financial Corporation 1999 Stock Option Plan (No. 333-106154) of our Report dated February 23, 2007, included in the Southcoast Financial Corporation Annual Report on Form 10-K for the year ended December 31, 2006.

                                                 s/Clifton D. Bodiford, C.P.A.

Clifton D. Bodiford, C.P.A.
Columbia, South Carolina
March 15, 2007